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                                                                     EXHIBIT 4-b


                     SOUTHWESTERN BELL TELEPHONE COMPANY

                            OFFICERS' CERTIFICATE

                     7-3/8% Debentures due July 15, 2027

                     Pursuant to Section 2.02(a) of the
                         Indenture Identified Below


     The undersigned, Robert M. Lynch, Vice President and General Counsel-External Affairs of Southwestern Bell Telephone Company (the "Telephone Company"), and Roger W. Wohlert, Treasurer of the Telephone Company, acting pursuant to an authorization contained in certain resolutions duly adopted by the Board of Directors of the Telephone Company on July 30, 1993, do hereby determine and establish the following terms for a series (the "Series") of the Telephone Company's debt securities (the "Securities") to be issued under an Indenture, dated as of February 1, 1985, as supplemented by the First Supplemental Indenture, dated as of June 1, 1991 (together, the "Indenture"), from the Telephone Company to The Bank of New York, as Trustee (terms defined in the Indenture shall have the meanings as so defined when used herein, unless otherwise defined herein):

                 (1)      Title of Securities of the Series:                 7-3/8% Debentures due
                                                                             July 15, 2027

                 (2)      Limit, if any, upon the aggregate

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
                          principal amount of Securities of the              $150,000,000
                          Series which may be authenticated and
                          delivered under the Indenture (except for
                          Securities authenticated and delivered
                          upon registration of transfer of, or in
                          exchange for, or in lieu of, other
                          Securities of the Series pursuant to
                          Sections 2.08, 2.09, 2.12, 3.06 or 9.05 of
                          the Indenture):

                 (3)      Date or dates on which the principal of
                          Securities of the Series is payable:               July 15, 2027

                 (4) With respect to interest on Securities of the Series:

                          (a)     The rate or rates at which                 7-3/8% per annum on non-overdue principal and (to
                                  Securities of the Series shall             the extent that the payment of such interest shall
                                  bear interest:                             be legally enforceable) on any overdue principal
                                                                             and any overdue installment of interest.

                          (b)     The method of calculating such
                                  rate or rates of interest:                 Not applicable.

                          (c)     The date from which such interest          July 11, 1997, or from the most recent January 15
                                  shall accrue:                              or July 15 to which interest has been paid or duly
                                                                             provided for, until the principal thereof is paid
                                                                             or made available for payment.

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
                          (d)     The dates on which such interest           January 15 and July 15, commencing January 15,
                                  shall be payable ("Interest                1998.
                                  Payment Dates"):

                          (e)     Record dates for interest payable          The close of business on the January 1 or July 1
                                  on any interest payment date:              (even if a Legal Holiday), as the case may be,
                                                                             next preceding an Interest Payment Date shall be
                                                                             the "Regular Record Date" for the interest payable
                                                                             on such Interest Payment Date; a special record
                                                                             date shall be fixed for the payment of defaulted
                                                                             interest in accordance with Section 2.14  of the
                                                                             Indenture.

                 (5)      Place or places where the principal of and         At the office or agency of the Telephone Company
                          interest on Securities of the Series shall         maintained for such purpose in the Borough of
                          be payable:                                        Manhattan, The City of New York, State of
                                                                             New York, which at the date hereof is the
                                                                             principal corporate trust office of the Trustee,
                                                                             and at any other office or agency maintained by
                                                                             the Telephone Company for such purpose, provided,
                                                                             however, that at the option of the Telephone
                                                                             Company it may pay interest by check or draft
                                                                             mailed to the Holder's address as it appears on
                                                                             the register for Securities of the Series.

                 (6) With respect to redemption, in whole or in part, of Securities of the Series at the option of the Telephone Company:

The Securities of the Series are not redeemable prior to July 15, 2007. On or after July 15, 2007, and prior to maturity, the





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Telephone Company, at its option, may redeem all or from time to time any part of the Securities of the Series upon not less than 30 days but not more than 60 days notice at the redemption prices (expressed as percentages of the principal amount) during the 12-month periods beginning July 15, 2007 of each of the years indicated:

                                                                                                               Redemption
         Year                                                                                                     Price
         ----                                                                                                     -----
         2007 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  103.465%
         2008 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  103.119%
         2009 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  102.772%
         2010 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  102.426%
         2011 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  102.079%
         2012 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  101.733%
         2013 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  101.386%
         2014 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  101.040%
         2015 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  100.693%
         2016 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  100.347%

and thereafter at 100% of the principal amount thereof, in each case together with accrued interest to the redemption date.

                 7) With respect to the mandatory redemption or purchase of Securities of the Series:

                          (a)     Any provisions for a sinking fund
                                  or analogous provisions or for
                                  mandatory redemption upon the
                                  happening of a specified event or
                                  for redemption or purchase at the
                                  option of a Holder:                        Not applicable.

                          (b)     The period or periods within
                                  which such redemptions or
                                  purchases must be made:                    Not applicable.





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
                          (c)     The applicable price or prices at
                                  which such redemptions or
                                  purchases must be made:
                                                                             Not applicable.

                          (d)     The terms and conditions of such
                                  redemptions or purchases:                  Not applicable.

                 (8)      Denominations in which Securities of the           $1,000 and integral multiples thereof.
                          Series are issuable:

                 (9)      If other than the principal amount
                          thereof, the portion of the principal
                          amount of Securities of the Series payable
                          on declaration of acceleration pursuant to
                          Section 6.02 of the Indenture:                     Not applicable.

                 (10)     (a)     Whether Securities of the Series
                                  are issuable as Registered
                                  Securities, Unregistered
                                  Securities (with or without
                                  Interest coupons), or any
                                  combination thereof:                       Registered Securities only.

                          (b)     Any restrictions applicable to
                                  the offering or sale of
                                  Unregistered Securities:                   Not applicable.

                          (c)     Whether, and the terms upon
                                  which, Unregistered Securities of
                                  the Series may be





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
                                  exchanged for Registered
                                  Securities of the Series and vice          Not applicable.
                                  versa.

                 (11) With respect to the payment of additional amounts on Securities of the Series held by a person who is not a U.S. person in respect of taxes or similar charges withheld or deducted:

                          (a)     Whether and under what
                                  circumstances such payments
                                  will be made:                              Not applicable.

                          (b)     If such additional amounts are to
                                  be paid, whether the Telephone
                                  Company will have the option to
                                  redeem such Securities of the
                                  Series rather than pay such
                                  additional amounts:                        Not applicable.


                 (12)     Whether the Securities of the Series are           The Securities of the Series will be represented
                          issuable in whole or in part in the form           by a Global Security or Securities to be deposited
                          of one or more Global Securities and, in           with The Depository Trust Company, as Depository,
                          such case, the Depository for such Global          in accordance with its "book-entry only"
                          Security or Securities:                            procedures.

                 (13)     The currency or currencies in which
                          payment of the principal of and interest
                          on the Securities of the Series shall be
                          payable:                                           U.S. dollars.





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
                 (14)     Whether the amount or payments of
                          principal of or interest on the
                          Securities of the Series may be determined
                          with reference to an index and, in such
                          case, the manner in which such amounts
                          shall be determined:                               Not applicable.

                 (15)     Any other covenants or terms of Securities
                          of the Series, including any additional
                          restrictive covenants not described above
                          or any terms  required by United States
                          laws or regulations or advisable in
                          connection with the marketing of
                          Securities of the Series:                          None.

                 (16)     Initial public offering price of
                          Securities of the Series:                          99.555% of their principal amount.

                 (17)     Underwriters' commission or discount as a
                          percentage of the principal amount of
                          Securities of the Series to be issued:             .875%


                 (18)     Agency fees as a percentage of the
                          principal amount of Securities of the
                          Series to be issued:                               Not applicable.

                 (19) Attached to this Certificate as Exhibit A is a specimen of the Securities of the Series, which is hereby approved.





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
                 (20) Attached to this Certificate as Exhibit B is the form of the Underwriting Agreement
                          (including Schedules I and II thereto),
                          which is hereby approved, relating to the offering and sale of the Securities of the Series and the Securities of another series to be issued under the Indenture entitled 6-5/8% Notes due July 15, 2007, the terms and forms of which have been determined and established pursuant to a separate Officers' Certificate dated the date hereof.





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IN WITNESS WHEREOF, we have executed this Certificate on behalf of the
Telephone Company.

Dated:  July 8, 1997


                                        ------------------------------
                                        Robert M. Lynch
                                        Vice President and General
                                        Counsel-External Affairs





                                        ------------------------------
                                        Roger W. Wohlert
                                        Treasurer





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